Exhibit (e)(4)
IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

KYLE HABINIAK, Individually and on Behalf	)	Civil Action No. 2010cv188733
of All Others Similarly Situated,	)
	)	CLASS ACTION
Plaintiff,	)
vs.	)

HOWARD S. COHEN, RICHARD S.	)
GRANT, GEORGE R. JUDD, CHARLES H.	)
MCELREA, RICHARD B. MARCHESE,	)
STEVEN F. MAYER, ALAN H.	)
SCHUMACHER, MARK A. SUWYN,	)
ROBERT G. WARDEN, RICHARD	)
WARNER, BLUELINX HOLDINGS INC.,	)
CERBERUS ABP INVESTOR LLC, and	)
CERBERUS CAPITAL MANAGEMENT,	)
L.P.	)
Defendants.	)
)
NOTICE OF VOLUNTARY DISMISSAL
     Pursuant to Ga. Code Ann. § 9-11-41, plaintiff hereby voluntarily dismisses the above-captioned action without prejudice.

HOLZER HOLZER & FISTEL, LLC

MICHAEL I. FISTEL, JR. Georgia Bar No. 262062
MARSHALL P. DEES Georgia Bar No. 105776 200 Ashford Center North, Suite 300 Atlanta, Georgia 30338 Telephone: (770) 392-0090 Facsimile: (770) 392-0029 -and-

ROBBINS GELLER RUDMAN & DOWD
LLP
JOHN C. HERMAN
Monarch Centre, Suite 1650
3424 Peachtree Road, N.E.
Atlanta, GA 30326
Telephone: 404/504-6500
404/504-6501 (fax)
jherman@rgrdlaw. co
Attorneys for Plaintiff and the Class
Of Counsel:
ROBBINS GELLER RUDMAN
     & DOWD LLP
STUART A. DAVIDSON
CULLIN A. O’BRIEN
120 E. Palmetto Park Road, Suite 500
Boca Raton, FL 33432
Telephone: 561/750-3000
561/750-3364 (fax)
jstein@rgrdlaw. com
cobrien@rgrdlaw. com
ROBBINS GELLER RUDMAN
     & DOWD LLP
DAVID WISSBROECKER
655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)
RYAN & MANISKAS, LLP
RICHARD A. MANISKAS
995 Old Eagle School Road, Suite 311
Wayne, PA 19087
Telephone: 877/316/3218

CERTIFICATE OF SERVICE
     I hereby certify that on this 11th day of August, 2010, I caused to be served a true and correct copy of the foregoing NOTICE OF VOLUNTARY DISMISSAL by Untied States Mail, with adequate postage thereon, addressed as follows:
Todd R. David
Jessica P. Corley
Lisa R. Bugni
ALSTON & BIRD LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta GA 30309
-and-
Michael J. McConnell
Walter W. Davis
JONES DAY
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309

Marshall P. Dees
Georgia Bar No. 105776